LEASE TERMINATION AGREEMENT

     THIS LEASE TERMINATION AGREEMENT is made as of the 19th day of December, 2006 by and between Lexington Energy Services Inc. (“Lexington”) and Southern Well Testing (2005) Ltd. (“Southern”), under the Vehicle Finance Lease Agreement dated February 3, 2006 (known as the 2nd p-tank lease agreement).

W I T N E S S E T H

          A.      Lexington and Southern entered into the 2nd p-tank lease agreement whereby Lexington agrees to lease a p-tank to Southern, which are legally described on Schedule A attached to the original 2nd p-tank lease agreement; and

          B.      Lexington and Southern desire to terminate the Lease on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Lexington and Southern hereby agree as follows:

          1.      The 2nd p-tank lease agreement between Lexington and Southern dated February 3, 2006 is terminated with no penalty or costs.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, on the day, month and year first written.

Lexington Energy Services Inc.
by its authorized signatory

/s/ Larry Kristof
Larry Kristof, President

Southern Well Testing (2005) Ltd.
by its authorized signatory

/s/ Brent Nimeck
Brent Nimeck, President